UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TV PRODUCTOS PRO CO., LTD
(Name of registrant as specified in its charter) Not Applicable (Translation of Registrant’s name into English)

England and Wales	2834	NOT APPLICABLE
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TV Productos Pro Co., Ltd.
RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd
Mongkok, KLN Hong Kong +852 8120 8767 www.tvproductospro.com
(Address and telephone number of registrant’s principal executive offices)
Companies House
Crown Way
Cardiff, South Glamorgan
CF14 3UZ
Telephone: +852 8120 8767
(Name, address and telephone number of agent for service)

Copies to:

Harold P. Gewerter, Esq.

Harold P. Gewerter, Esq., Ltd.

1212 S. Casino Center

Las Vegas, Nevada 89104

Telephone: (702)382-1714

harold@gewerterlaw.com

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee ($)
Shares of Common Stock, par value$0.0001	4,000,000	$0.25	$1,000,000	$116.20

(1)

4,000,000 shares are being offered by a direct offering at the price of $0.25 per share.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

TV Productos Pro Co., Ltd.

4,000,000 Shares of Common Stock

$0.25per share

$1,000,000 Maximum Offering

TV Productos Pro Co., Ltd. (“TV Productos Pro Co., Ltd.” or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 4,000,000 shares of its common stock at a fixed price of $0.25 per share. The price of $0.25 per share is a fixed for the duration of this offering. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of Roberto Arandia Gutierrez, Judith Alejandra Casillas Gonzalez and Francisco Serna Moreno officers and directors. After the effective date of this prospectus, Mr. Arandia intends to advertise through personal contacts, telephone, and hold investment meetings. We will not utilize the Internet or print media to advertise our offering. Mr. Arandia will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in TV Productos Pro Co., Ltd. as a possible investment. For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o TV Productos Pro Co., Ltd. All subscription funds will be held in a Trust Account pending the achievement of the Minimum Offering and no funds shall be released to TV Productos Pro Co., Ltd. until such a time as the minimum proceeds are raised. Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq., Ltd. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document.

Prior to this offering, there has been no public market for TV Productos Pro Co., Ltd. common stock. We have limited operations and have not generated any revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 12.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.25	$0.00	$0.25
Minimum	400,000	$100,000	$0.00	$100,000
50% of Maximum	2,000,000	$500,000	$0.00	$500,000
Maximum	4,000,000	$1,000,000	$0.00	$1,000,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.25 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. TV PRODUCTOS PRO CO., LTD. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

TV Productos Pro Co., Ltd. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2015.

TABLE OF CONTENTS

PART I: INFORMATION REQUIRED IN PROSPECTUS
SUMMARY OF PROSPECTUS	6
General Information about the Company	6
The Offering	10
RISK FACTORS	12
RISKS ASSOCIATED WITH THIS OFFERING	15
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	18
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	18
PLAN OF DISTRIBUTION	19
Offering will be Sold by Our Officer and Director	19
Terms of the Offering	20
Deposit of Offering Proceeds	21
Procedures and Requirements for Subscription	21
DESCRIPTION OF SECURITIES	21
INTEREST OF NAMED EXPERTS AND COUNSEL	22
DESCRIPTION OF OUR BUSINESS	22
General Information	22
Patents and Trademarks	22
Need for any Government Approval of Products or Services	23
Government and Industry Regulation	23
Research and Development Activities	23
Environmental Laws	23
Employees and Employment Agreements	23
DESCRIPTION OF PROPERTY	23
LEGAL PROCEEDINGS	23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	27
FINANCIAL DISCLOSURE	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	27
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
EXECUTIVE COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
FUTURE SALES BY EXISTING STOCKHOLDERS	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
INDEMNIFICATION	32
AVAILABLE INFORMATION	32
FINANCIAL STATEMENTS	F-1
Report of Independent Registered Public Accounting Firm	F-2
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-1
EXHIBITS	II-2
UNDERTAKINGS	II-2

PART I: INFORMATION REQUIRED IN PROSPECTUS

TV PRODUCTOS PRO CO., LTD.

RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “TV Productos Pro Co., Ltd.”.

General Information about the Company

TV Productos Pro Co., Ltd., (the “Company”), an English and Welsh corporation, was formed on October 24, 2014. The Company is headquartered at RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong. The Company was formed to market and sell products “as seen on tv”.

As Seen On TV is a generic nameplate for products advertised on television for direct-response mail-order through a toll-free telephone number. 'As Seen On TV' advertisements, known as infomercials, are usually 30-minute shows or two-minute spots during commercial breaks. These products can range from kitchen, household, automotive, cleaning, health, and beauty products, to exercise and fitness products, books, or to toys and games for children.

Prominent marketers of "As Seen On TV" products include AsSeenOnTV.com, Time-Life, Space Bag, K-tel, Ronco, and Thane. There are also retail brick-and-mortar and online stores that specifically sell As Seen on TV products.

As Seen On TV products then moved on to sell on the internet in the late 1990s. As Seen On TV, Inc. (OTCQB: ASTV) is the leading multichannel distributor of As Seen On TV products, and offers 1,500 products from As Seen On TV through its online marketplace AsSeenOnTV.com.

In the early 21st century, As Seen On TV companies have moved to creating a presence online via "micro-websites [clarification needed]" that offer a single product. These websites have become the standard for As Seen On TV companies and typically run adjacent with significant media presence. These sites generally offer more information on the product and offer user reviews, and allow more of a social presence [clarification needed] to aid in product persuasion and sales. In addition to "micro-websites", companies like As Seen On TV offer a full catalog of products by offering editorial reviews.

An infomercial is a form of television commercial, which generally includes a phone number or website. Most often used as a form of direct response television (DRTV), long-form infomercials are typically between 15 and (more commonly) 30 minutes in length.[1][2][3] Infomercials are also known as paid programming (or teleshopping in Europe). This phenomenon started in the United States, where infomercials were typically shown overnight (usually 2:00 a.m. to 6:00 a.m.), outside of peak prime time hours for commercial broadcasters. Some television stations chose to air infomercials as an alternative to the former practice of signing off. By 2009, most infomercial spending in the U.S. occurs during the early morning, daytime and evening hours. Stations in most countries around the world have instituted similar media structures. The infomercial industry is worth over $200 billion.

While the term "infomercial" was originally applied only to television advertising, it is now sometimes used to refer to any presentation (often on video) which presents a significant amount of information in an actual, or perceived, attempt to promote a point of view. When used this way, the term may be meant to carry an implication that the party making the communication is exaggerating truths or hiding important facts. Often, it is unclear whether the actual presentation fits this definition because the term is used in an attempt to discredit the presentation. Hence, political speeches or conventions may be derogatorily referred to as "infomercials" for a specific point of view.

The word "infomercial" is a portmanteau of the words "information" and "commercial". As in any other form of advertisement, the content is a commercial message designed to represent the viewpoints and to serve the interest of the sponsor. Infomercials are often made to closely resemble standard television programs. Some imitate talk shows and try to downplay the fact that the program is actually a commercial message. A few are developed around storylines and have been called "storymercials". However, most do not have specific television formats but craft different elements to create what they hope is a compelling story about the product offered.

Infomercials are designed to solicit a direct response which is specific and at once quantifiable and are, therefore, a form of direct response marketing (not to be confused with direct marketing). For this reason, infomercials generally feature between two and four internal commercials of 30 to 120 seconds, which invite the consumer to call or take other direct action. Despite the overt request for direct action, many consumers respond to the messages in an infomercial with purchases at retail outlets. For many infomercials, the largest portion of positive response is for consumers to take action by purchasing at a retail store. For others, the advertiser will instead promote the item as "not sold in stores." Some advertisers who make this choice dislike sharing profit with retailers while many simply lack the immense resources necessary to get their products into the retail industry channels prior to achieving on-air success. In the latter case, many hope to use profit from direct sales to build their business/company in order to achieve later retail distribution. Stand-alone shorter commercials, 30 to 120 seconds in length with a call-to-action, are erroneously called infomercials; when used as an independently-produced commercial, they are generally known as DRTV Spots or Short Form DRTV.[6] Many products and services that advertise using infomercials often also used these shorter spots to advertise during regular programming.

Many traditional infomercial producers make use of flashy catchphrases, repeat basic ideas, or employ scientist-like characters or celebrities as guests or hosts in their ad. The book As Seen on TV (Quirk Books) by Lou Harry and Sam Stall highlights the history of products as the Flowbee, the Chia Pet, and Ginsu knives. Sometimes, traditional infomercials use limited time offers or claim one can only purchase the wares from television to add pressure for viewers to buy their products.

The products frequently marketed through infomercials at the national level include cleaning products, appliances, food preparation devices, dietary supplements, alternative health aids, memory improvement courses, books, compilation albums, videos of numerous genera, real estate investment strategies, beauty supplies, baldness remedies, sexual enhancement supplements, weight loss products, personal fitness devices, home exercise machines, and adult chat lines. Automobile dealerships, attorneys, and jewelers are among the types of businesses that air infomercials on a local level.

Major brands (such as Apple, Microsoft and Thermos-Grill2Go[8]) have used infomercials for their ability to communicate more complicated and in-depth product stories. This practice started in the early 1990s and has increased since. Brands generally eschew the "cheesy" trappings of the traditional infomercial business in order to create communication they believe creates a better image of their products, brands and consumers. Apple's use of the infomercial medium was immediately discontinued with Steve Jobs' 1997 return to the helm of the company.

During the early days of television, many television shows were specifically created by sponsors with the main goal of selling their product, the entertainment angle being a hook to hold audience attention (this is how soap operas got their name). A good example of this is the early children's show The Magic Clown on NBC, which was created by Tico Bonomo essentially as an advertisement for Bonomo's Turkish Taffy. It is claimed that the first informercial for a commercial product appeared in 1949 or 1950, for a blender. Accounts vary on whether this was for a VitaMix blender as claimed by Vitamix or from Waring Blenders as claimed in various online sources. Eventually, limits imposed by the Federal Communications Commission (FCC) on the amount of advertising that could appear during an hour of television did away with these programs, forcing sponsors into the background; however, few infomercials, mainly those for greatest hits record sets and Shop Smith power tools, did exist during the period when commercial time was restricted.

It is quite possible that the first modern infomercial series which ran in North America was on San Diego-area television station XETV, which during the 1970s ran a one-hour television program every Sunday consisting of advertisements for local homes for sale. As the station was actually licensed by the Mexican government to the city of Tijuana, but broadcasts all of its programs in English for the U.S. market, the FCC limit at that time of a maximum of 18 minutes of commercials in an hour did not apply to the station.

Credited for coining the word "infomercial" was hospitality/entertainment impresario Paul Ruffino, whose CineStar company was a pioneer in purchasing program-length commercial time. The first infomercial as it is well known today aired in 1982. Entrepreneur Robert E. Murphy, Jr., looking to market a hair growth treatment reached out to a Chicago ad agency where he met Frank Cannella, who convinced broadcast stations and cable networks to sell time for his format. The show was a hit.

Infomercials proliferated in the United States after 1984 when the Federal Communications Commission eliminated regulations that were established in the 1950s and 1960s to govern the commercial content of television.[citation needed] Informercials particularly exploded in the mid-1990s with motivational and personal development products, and infamous "get-rich-quick scheme"s based on the premise that one could quickly become wealthy by either selling anything through classified ads or through real estate flipping. These were hawked by personalities such as Don Lapre and Carleton H. Sheets, among others.

When they first appeared, infomercials were most often scheduled in the United States and Canada during late-night/early morning hours. As stations have found value in airing them at other times, by 2008 a large portion of infomercial spending occurs in the early morning, daytime, early prime and even prime time periods. There are also entire networks (such as cable channels Corner Store TV, Access Television Network and GRTV) that specialise in an all-infomercial format for the sole purpose of cable and satellite providers receiving revenue from the channel operator from any sales for their area, or to fill empty time on local programming channels. In the past these channels were allowed in carriage contracts to overlay the paid programming of national cable networks such as Versus until around 2006, when a Stanley Cup playoffs game on Versus was interrupted in many areas during a quadruple-overtime National Hockey League game for cable operator-programmed infomercials which caused vehement fan reaction against the interruption; within weeks Versus had removed this allotment from their carriage agreement to prevent a repeat occurrence quietly, along with most other networks.[citation needed] CNBC, which airs only one hour of infomercials nightly during the business week, airs up to 28 hours of infomercials on Saturdays and Sundays during the time where the network's business news coverage otherwise airs on Monday through Fridays; since the September–October 2008 financial crisis, CNBC has inserted a paid programming bug on the top right corner of the screen during all airings of infomercials.

A comparison of television listings from 2007 with 1987 verifies that many North American broadcasters now air infomercials in lieu of syndicated television series reruns and movies, which were formerly staples during the more common hours infomercials are broadcast (like the overnight hours). Infomercials are a near-permanent staple of Ion Television's daytime and overnight schedules (although their presence has lessened since 2008, due to expansions of entertainment programming on the network's schedule; as of 2014, Ion only airs infomercials from overnights to mid-mornings); multichannel providers such as DirecTV have objected in the past to carrying Ion feeds which consist largely of paid programming, though in comparison the satellite service does carry several infomercial-only channels.[10]

United Kingdom

As with other advertising, content is supervised by the Advertising Standards Authority (ASA) and regulated by Ofcom. Advertising rules are written and maintained by the Committees of Advertising Practice (CAP), working closely with the ASA and Ofcom.[11]

In the UK, "admags" (advertisement magazines) were originally a feature of the regional commercial ITV stations from launch in 1955, but were banned in 1963. The word 'teleshopping' was coined in 1979 by Michael Aldrich, who invented real-time transaction processing from a domestic television and subsequently installed many systems throughout the UK in the 1980s.[12] This would now be referred to as online shopping. In the 1989, the Satellite Shop was the launched as the first UK shopping channel. Shortly afterwards, infomercials began on satellite television and they became known as teleshopping.[13] Until 2009, the UK permitted neither paid infomercials nor teleshopping on broadcast television. However in 2009, Ofcom allowed up to three hours of infomercials a day on any channel.

Airtime for political messages, known as Party Political Broadcasts, is allocated free of charge to political parties according to a formula approved by Parliament and is available only on broadcast television and radio channels. The Communications Act 2003 prohibits political advertising.[14][15] Television advertising of pharmacy-only and prescription drugs is also prohibited

Roberto Arandia an officer and director will own over 90% after this offering is completed. As a result, Mr. Arandia will have control of the Company. Mr. Roberto Arandia Gutierrez, the Company’s president, owns 1,000,000 of the Company’s common stock.

As of the date of this prospectus, TV Productos Pro Co., Ltd., has 1,000,000 shares of $0.0001 par value common stock issued and outstanding.

TV Productos Pro Co., Ltd., has administrative offices located at RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong

TV Productos Pro Co., Ltd.’s fiscal year end is April 30.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	TV Productos Pro Co., Ltd. is offering, on a best-efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 4,000,000 shares of its common stock.

Offering Price per Share:	$.25

Offering Period:

The shares are being offered for a period not to exceed 360 days. There is no minimum investment required to be purchased from any individual investor. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “TV Productos Pro Co., Ltd.” and will be deposited in a separate (limited to funds received on behalf of TV Productos Pro Co., Ltd.) non-interest bearing bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either to the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to TV Productos Pro Co., Ltd. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to TV Productos Pro Co., Ltd. Failure to do so will result in checks being returned to the investor who submitted the check.

Net Proceed to Company:	Minimum Amount: $100,000
50% of Maximum Amount: $500,000
Maximum Amount: $1,000,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding Before the Offering:	1,000,000 common shares

Number of Shares Outstanding After the Offering:	5,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to TV Productos Pro Co., Ltd. assets, book value, historical earnings, or net worth.

TV Productos Pro Co., Ltd., will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, inventory, office supplies, and other administrative related costs.

The Company has not yet engaged an independent stock transfer agent who will facilitate the processing of the certificates upon closing of the offering. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for TV Productos Pro Co., Ltd. common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from TV Productos Pro Co., Ltd., Audited Statements of Operations for the period from inception, October 24, 2014, to April 30, 2015. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

April 30, 2015

ASSETS

CURRENT ASSETS:
Cash	$20,600

TOTAL ASSETS	$20,600

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable to related parties	$9,160
Total current liabilities	9,160

STOCKHOLDERS' EQUITY:
Common stock: $1.60 par value; 1,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,600,000
Additional paid-in capital	(1,579,000)
Accumulated deficit	(9,560)
Total stockholders' equity	11,440

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,600

October 24, 2014
(Inception) to
April 30, 2015

OPERATING EXPENSES:
General and administrative	$400
Professional fees	9,160
Total operating expenses	9,560

NET LOSS	$(9,560)

As shown in the financial statements accompanying this prospectus, TV Productos Pro Co., Ltd., has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

ROBERTO ARANDIA GUTIERREZ, THE MAIN OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS. ONCE THE PUBLIC OFFERING IS CLOSED, MR. ARANDIA PLANS TO SPEND THE TIME NECESSARY FOR THE DEVELOPMENT OF THE MARKETING CAMPAIGN, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense. Until that time, the responsibility of developing the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Roberto Arandia Gutierrez. While Mr. Arandia has business experience including management, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer.

ROBERTO ARANDIA GUTIERREZ’S LACK OF EXPERIENCE IN MANAGEMENT OF REPORTING COMPANIES

Mr. Arandia does not have substantial experience in running a public company that is a reporting company with the Securities and Exchange Commission. This lack of experience may cause delayed filings; this increases the risk of being delisted by FINRA because of late filings, and this may result in being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

IN THE FUTURE OUR COMPANY WILL BE REQUIRED TO PROVIDE MANAGEMENT’S REPORT ON THE EFFECTIVENESS OF OUR INTERNAL CONTROL OVER FINANCIAL REPORTING AND WE WILL BE SUBJECT TO AUDITOR ATTESTATION REQUIREMENTS.

The Company will not be required to provide management’s report on the effectiveness of our internal controls over financial reporting until our second annual report. In addition, the Company will be exempt from the auditor attestation requirements concerning any such report so long as we are a smaller reporting company. This may cause the Company to incur additional costs related to auditing and also the examination, investigation and report on internal controls.

THE COMPANY'S MAIN OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Arandia, our main officer and director, has other business interests and currently devotes approximately 15 hours per week to our operations. If Mr. Arandia is not able to devote sufficient time to run the Company, it may result in periodic interruptions in developing and furthering our business. At the present we have not formulated a plan to resolve any possible conflicts of interest or if he is unable to fulfill any aspects of his duties to the Company which could have a significant negative effect on the success. The Company does have an Internal Control Manual and Mr. Arandia has signed a Code of Conduct which details fiduciary responsibility and professional conduct. Upon initiating our funding efforts, we plan to add additional board members whose responsibilities will include the formation of an independent board for providing oversight into transactions and business of the Company.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future revenues, our ability to hire key personnel, level of acceptance of our products in the marketplace, general economic conditions, and Mr. Arandia’s time allocation to further the business.

THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on October 24, 2014; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, TV Productos Pro Co., Ltd. has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

OUR STOCK MAY BE CONSIDERED A “PENNY STOCK” AND THEREFORE WOULD BE SUBJECT TO SEC RULES GOVERNING LIMITS RELATING TO LIQUIDITY WHICH MAY AFFECT THE TRADING PRICE.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which: a) contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading; b) contains a description of the broker’s or dealer’s duties to the customer and of the right; c) and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended; d) contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price; e) contains a toll-free number for inquiries on disciplinary actions; f) defines significant terms in the disclosure document or in the conduct of trading penny stocks; g) and contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer: a) the bid and offer quotations for the penny stock; b) the compensation of the broker-dealer and its salesperson in the transaction; c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; d) and monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

OUR LEGAL COUNSEL ALSO SERVES AS THE COMPANIES ESCROW AGENT AND THEREFORE IS NOT AN INDEPENDENT THIRD PARTY.

TV Productos Pro Co., Ltd., escrow agent, Harold P. Gewerter, Esq. Ltd., acts as legal counsel for TV Productos Pro Co., Ltd., and is therefore not an independent third party. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The fact that our attorney is not an independent third party will not have any impact on the Company’s ability to return funds if the minimum is not achieved within 360 days of the date of this prospectus.

THE ESCROW AGENT HERETO IS ALSO LEGAL COUNSEL FOR THE COMPANY RAISING A POTENTIAL CONFLICT OF INTEREST.

Harold P. Gewerter, Esq. Ltd., is acting as legal counsel for the issuer and is also acting as escrow agent for the offering and therefore is not an independent third party. Therefore there may be increased risk of loss of any funds placed into escrow. In addition, Mr. Gewerter’s position as escrow agent and legal counsel to the Issuer may create a conflict as it relates to requests by the Issuer to release funds from escrow and Mr. Gewerter’s duties to the investors under the escrow.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

TV Productos Pro Co., Ltd., has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless TV Productos Pro Co., Ltd., begins to generate sufficient revenues to finance operations as a going concern, TV Productos Pro Co., Ltd. may experience liquidity and solvency problems. Such liquidity and solvency problems may force TV Productos Pro Co., Ltd., to cease operations if additional financing is not available. No known alternative resources of funds are available to TV Productos Pro Co., Ltd., in the event it does not have adequate proceeds from this offering. However, TV Productos Pro Co., Ltd., believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have generated minimal revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR PRODUCTS. IF THE MARKET DOES NOT FIND OUR PRODUCTS DESIRABLE AND SUITABLE FOR THEIR USE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer a product that the market accepts and is willing to pay for is critically important to our success. We cannot be certain that the products we offer will be accepted by the market. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our marketing efforts and pursue alternative revenue generating products in the future.

THE LOSS OF THE SERVICES OF ROBERTO ARANDIA GUTIERREZ COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Roberto Arandia Gutierrez. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop our products and market our products. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE COMPANY’S INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT MARKET DESIRABLE PRODUCTS THAT THE MARKET AND COMPANIES OR INDUSTRIES ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

TV Productos Pro Co., Ltd., has many potential competitors marketing to the Company’s industry. We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their products than are available to us.

Some of our competitors in the industry also offer a wider range of products; have greater name recognition and more extensive customer bases than our Company. These competitors may be able to respond more quickly to new or changing opportunities and technology, undertake more extensive marketing activities, and adopt more aggressive pricing policies than our Company. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility. The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share. Competition existing, and future competitors could result in an inability to secure adequate customers and pay-per-employee numbers sufficient to support TV Productos Pro Co., Ltd., endeavors. TV Productos Pro Co., Ltd., cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

TV PRODUCTOS PRO CO., LTD., MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

TV Productos Pro Co., Ltd. has limited capital resources. Unless TV Productos Pro Co., Ltd. begins to generate sufficient revenues to finance operations as a going concern, TV Productos Pro Co., Ltd. may experience liquidity and solvency problems. Such liquidity and solvency problems may force TV Productos Pro Co., Ltd. to cease operations if additional financing is not available. No known alternative resources of funds are available to TV Productos Pro Co., Ltd. in the event it does not have adequate proceeds from this offering. However, TV Productos Pro Co., Ltd. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT. NO PROCEEDS FROM THIS OFFERING ARE REQUIRED TO BE RETURNED IF THE MINIMUM AMOUNT OF SHARES ARE SOLD.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell at least the minimum of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction. If we raise only the minimum offering, the Company will be able to complete its business plan as described (please see section titled “Management’s Discussion and Analysis or Plan of Operation” in this offering for a detailed discussion of the Milestones we plan to complete based on the three levels of offering proceeds we may receive from this offering). Any raise above the minimum (up to the maximum offering) will allow the more rapid expansion and completion of the business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between TV Productos Pro Co., Ltd. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of TV Productos Pro Co., Ltd. is Roberto Arandia Gutierrez who also serves as its Director, President, Secretary, and Treasurer. Mr. Arandia holds 1,000,000 restricted shares of TV Productos Pro Co., Ltd. common stock. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of TV Productos Pro Co., Ltd. common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE ROBERTO ARANDIA GUTIERREZ, TV PRODUCTOS PRO CO., LTD.’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF TV PRODUCTOS PRO CO., LTD. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Roberto Arandia Gutierrez, TV Productos Pro Co., Ltd.’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by TV Productos Pro Co., Ltd. security holders, including the election of directors. Mr. Arandia would retain 50% ownership in TV Productos Pro Co., Ltd. common stock assuming the maximum offering is attained. Such concentrated control may also make it difficult for TV Productos Pro Co., Ltd. stockholders to receive a premium for their shares of TV Productos Pro Co., Ltd. common stock in the event TV Productos Pro Co., Ltd. enters into transactions, which require stockholder approval.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $10,500 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about TV Productos Pro Co., Ltd. business, financial condition, and prospects that reflect TV Productos Pro Co., Ltd. management’s assumptions and beliefs based on information currently available. TV Productos Pro Co., Ltd. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of TV Productos Pro Co., Ltd. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within TV Productos Pro Co., Ltd. control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our mobile based human resource software, sufficient user numbers, the willingness of companies to pay fees sufficient to sustain operations, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which TV Productos Pro Co., Ltd. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $9,300. Management prepared the milestones based on three levels of offering raise success: Minimum Offering proceeds raised of $100,000, 50% of the Maximum Offering proceeds raised ($500,000), and the Maximum Offering proceeds raised of $1,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Minimum Offering proceeds raised of $100,000 is budgeted to sustain operations for a twelve-month period. The minimum amount is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering which is $500,000 then we would be able to expand our marketing and sales package. Raising the Maximum Offering of $1,000,000 will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly. We anticipate starting generating profits approximately nine months following closing of the offering.

TV Productos Pro Co., Ltd. intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	100,000	100.00	500,000	100.00	1,000,000	100.00

Offering Expenses
Legal & Professional Fees	5,000	5.00	5,000	1.00	5,000	0.50
Accounting Fees	3,500	3.50	3,500	0.70	3,500	0.35
Edgar Fees	800	0.80	800	0.16	800	0.08
Total Offering Expenses	9,300	9.30	9,300	1.86	9,300	0.93

Net Proceeds from Offering	90,700	90.70	490,700	98.14	990,700	99.07

Use of Net Proceeds
Website	10,700	10.70	20,000	4.00	100,000	10.00
Equipment	10,000	10.00	20,000	4.00	100,000	10.00
Advertising	20,000	20.00	200,000	40.00	400,000	40.00
Office Expansion	0	0	30,000	6.00	100,000	10.00
Working Capital	50,000	50.00	220,700	44.14	290,700	29.07
Total Use of Net Proceeds	90,700	90.70	490,700	98.14	990,700	99.07

Notes:

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to TV Productos Pro Co., Ltd. assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution figures based on Audited Financial Statements dated April 30, 2015.

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of TV Productos Pro Co., Ltd. issued and outstanding stock. This is due in part because of the common stock issued to the TV Productos Pro Co., Ltd. officer, director, and employee totaling 1,000,000 shares at par value $1.60 per share versus the current offering price of $0.25 per share. TV Productos Pro Co., Ltd. net book value on April 30, 2015 was ($11,440).

If the Minimum Offering is sold, there will be 1,400,000 Shares of Common Stock outstanding. TV Productos Pro Co., Ltd. net book value will be approximately $0.0796 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.1704 per share while the TV Productos Pro Co., Ltd. present stockholder will receive an increase of $0.0506 per share in the net tangible book value of the shares that he holds. This will result in a 68.14% dilution for purchasers of stock in this offering.

If the 50% of the Maximum Offering is sold, there will be 3,0000,000 Shares of Common Stock outstanding. TV Productos Pro Co., Ltd. net book value will be approximately $0.1704 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0796 per share while the TV Productos Pro Co., Ltd. present stockholder will receive an increase of $0.1590 per share in the net tangible book value of the shares that he holds. This will result in an 87% dilution for purchasers of stock in this offering.

If the Maximum Offering is sold, there will be 5,000,000 Shares of Common Stock outstanding. TV Productos Pro Co., Ltd. net book value will be approximately $0.2022 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0478 per share while the TV Productos Pro Co., Ltd. present stockholder will receive an increase of $0.0115 per share in the net tangible book value of the shares that he holds. This will result in a 77% dilution for purchasers of stock in this offering.

This table represents a comparison of the price paid by purchasers of the common stock in this offering and the individual who purchased shares in TV Productos Pro Co., Ltd. previously:

	Minimum Offering	Maximum Offering 50%	Maximum Offering 100%
Book Value Per Share Before the Offering	$0.0014	0.0014	0.0014

Book Value Per Share After the Offering (1)	$0.0796	0.1704	0.2022

Net Increase to Original Shareholders	$0.056	0.1590	0.1882

Decrease in Investment to New Shareholders	$0.1704	0.0796	0.0478

Dilution to New Shareholders (%)	68.14%	31.84%	19.12%

Note:

Calculations based on after deducting Offering Expenses estimated in aggregate, at $10,500.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to his for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, Mr. Arandia, the main officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Arandia will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in TV Productos Pro Co., Ltd. as a possible investment. In offering the securities on our behalf, Mr. Arandia will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Arandia will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Arandia is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Mr. Arandia is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Mr. Arandia is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.

Mr. Arandia is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

TV Productos Pro Co., Ltd. is offering on a best efforts, self-underwritten basis a minimum of 400,000 and a maximum of 4,000,000 shares of its common stock.

TV Productos Pro Co., Ltd. is offering, on a best efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 4,000,000 shares of its common stock at a fixed price of $0.25 per share. The price of $0.25 per share is fixed for the duration of the offering. There is no minimum investment required from any individual investor. This is the initial offering of Common Stock of TV Productos Pro Co., Ltd. and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of Roberto Arandia Gutierrez, our main officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer and director. Mr. Arandia, intends to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Mr. Arandia will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in TV Productos Pro Co., Ltd. as a possible investment. The shares are being offered for a period not to exceed 360 days. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly within 5 days without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Harold P. Gewerter, Esq. Ltd., Client Trust Account f/b/o TV Productos Pro Co., Ltd.” and will be deposited in a separate (limited to funds received on behalf of TV Productos Pro Co., Ltd.) non-interest bearing law office trust bank account until the Minimum Offering proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to TV Productos Pro Co., Ltd. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq. Ltd. Release of the funds to the Company is based upon our escrow agent, Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company. Written notice will be mailed to each investor that the minimum offering amount has been received and the offering proceeds have been distributed to the Company. All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq. Ltd.. Failure to do so will result in checks being returned to the investor who submitted the check. TV Productos Pro Co., Ltd. escrow agent, Harold P. Gewerter, Esq. Ltd., acts as legal counsel for TV Productos Pro Co., Ltd. and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, TV Productos Pro Co., Ltd. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if TV Productos Pro Co., Ltd. were to enter into such arrangements, TV Productos Pro Co., Ltd. will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which TV Productos Pro Co., Ltd. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, TV Productos Pro Co., Ltd. has identified Nevada and California as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Harold P. Gewerter, Esq. Ltd., Client Trust Account f/b/o TV Productos Pro Co., Ltd.” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of TV Productos Pro Co., Ltd.) non-interest bearing law firm trust bank account. The Escrow Agent shall cause Wells Fargo Bank to process all Escrow Amounts for collection through the banking system. All subscription agreements and checks should be delivered to “Harold P. Gewerter, Esq. Ltd., 5536 S. Fort Apache, Suite 102, Las Vegas, Nevada 89148. Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending the achievement of the Minimum Offering and no funds shall be released to TV Productos Pro Co., Ltd. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company by the Escrow Agent, Harold P. Gewerter, Esq. Ltd. If the Minimum Offering is not achieved within 360 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. All subscription agreements and checks should be delivered to Harold P. Gewerter, Esq. Ltd. Failure to do so will result in checks being returned to the investor who submitted the check. TV Productos Pro Co., Ltd. escrow agent, Harold P. Gewerter, Esq. Ltd., acts as legal counsel for TV Productos Pro Co., Ltd. and is therefore not an independent third party. The offering may terminate on the earlier of: (i) the date when the sale of all 4,000,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (iii) 360 days from the effective date of this document. The fee of the Escrow Agent is $1,500.00. (See Exhibit 99.2).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.2) and sending it together with payment in full to “Harold P. Gewerter, Esq. Ltd., Client Trust Account f/b/o TV Productos Pro Co., Ltd.” 5536 S. Fort Apache, Suite 102, Las Vegas, Nevada 89148. All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum investment by any individual investor of shares required to be purchased. TV Productos Pro Co., Ltd. reserves the right to either accept or reject any subscription. Conditions for the acceptance of a subscription agreement include an acceptable method of payment, completion of a subscription agreement, and funds must come through the efforts of our President Roberto Arandia Gutierrez as acceptance of funds in any other event would fall outside the procedures set forth in this registration. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once TV Productos Pro Co., Ltd. accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

TV Productos Pro Co., Ltd. authorized capital stock consists of 1,000,000 shares of common stock with a par value $1.60 per share and  no shares of preferred stock.

COMMON STOCK

TV Productos Pro Co., Ltd. authorized capital stock consists of 1,000,000 shares of common stock, with a par value of $1.60 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of TV Productos Pro Co., Ltd. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of TV Productos Pro Co., Ltd. directors.

PREEMPTIVE RIGHTS

No holder of any shares of TV Productos Pro Co., Ltd. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, TV Productos Pro Co., Ltd. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. TV Productos Pro Co., Ltd. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, TV Productos Pro Co., Ltd. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (October 24, 2014) to April 30, 2015 are included in this prospectus. They were audited by MaloneBailey. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Harold P. Gewerter, Esq. Ltd., 5536 S. Fort Apache, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering. Harold P. Gewerter, Esq. Ltd., is the named escrow agent for establishing a non-interest bearing bank account at the branch of Wells Fargo. The Escrow Agent fee is $1,500.00 and is payable upon establishing the escrow account.

DESCRIPTION OF OUR BUSINESS

General Information

TV Productos Pro Co., Ltd. (the “Company”), an England and Wales corporation, was formed on October 24, 2014. The Company is headquartered at RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong.

The Company’s officers and directors will own over 90% after this offering is completed. As a result, Mr. Arandia will have control of the Company. Mr. Roberto Arandia Gutierrez, the Company’s president, owns 1,000,000 of the Company’s common stock.

TV Productos Pro Co., Ltd. administrative office is located at RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong .

TV Productos Pro Co., Ltd. fiscal year end is April 30th.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Services

We do not require any government approval for our services.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Roberto Arandia Gutierrez who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business. Once the public offering is closed, Mr. Arandia plans to spend the time necessary for the development of the the marketing campaign, and direct the primary operations of the business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

TV Productos Pro Co., Ltd. uses an administrative office located at RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong

Mr. Arandia, an officer and director of the Company, provides the office space free of charge and no lease exists. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/his investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or his shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•

Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•

Contains a toll-free number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•

The bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent. TV Productos Pro Co., Ltd. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying Audited Financial Statements the Company has accumulated losses in the amount of $9,560 for the period from Inception, October 24, 2014, to April 30, 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception, October 24, 2014, through April 30, 2015. For detailed financial information, see the financial statements included in this prospectus.

Audited Balance Sheet Data:

Cash	$20,600
Total assets	$20,600
Total liabilities	$9,160
Shareholders’ equity	$11,440

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, Mr. Arandia an officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially six months that the offering will continue.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Arandia, an office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Arandia has agreed to provide.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, The Harold P. Gewerter, Esq. Ltd.., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Plan of Operation

TV Productos Pro Co., Ltd. (the “Company”), an England and Wales corporation, was formed on October 24, 2014. The Company is headquartered at Room 202A Bid Hongfeng, Zhuhai-Macao Coss Border, Gongbei, Guangdong, CHINA.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has accumulated losses in the amount of $9,560 for the period from Inception October 24, 2014 to April 30, 2015. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

CRITICAL ACCOUNTING POLICIES

A.

BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a April 30 year end.

B.

BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding.

C.

CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $20,600 in cash and cash equivalent at audit period ending April 30, 2015.

D.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.

INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is April 30. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the Date of Inception, October 24, 2014, through April 30, 2015 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Roberto Arandia Gutierrez*	45	December 2014	President, Chief Executive Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director
Judith Alejandra Casillas Gonzalez	27	December 2014	Chief Financial Officer
Francisco Serna Moreno	26	December 2014	General Manager

* For period from Inception (October 24, 2014) through current, Mr. Roberto Arandia Gutierrez serves as President, Chief Executive Officer, Secretary, Treasurer, Principle Accounting Officer, and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

ROBERTO ARANDIA GUTIERREZ – PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

Education

BACHELOR:

Business Administration

Instituto Tecnológico y de Estudios

Superiores de Monterrey.

Professional Expertise

TV PRODUCTOS PRO

(2014- 2015)

President and CEO, this company has a global operations for Direct to consumer global marketing.

TECH INNOVATION

(1998- 2015)

President and CEO of the developer of consumer goods manufacture that operates worldwide and sells by DRTV.

Grupo Comercon (Mekatech)

(1998- 2015)

President of an Agriculture Machinery manufacture with a specialty on small and medium size agriculture producers.

JUDITH ALEJANDRA CASILLAS GONZALEZ – CHIEF FINANCIAL OFFICER

Academic Information

2007- 12

Bachelor’s Degree in International Business

Instituto Tecnológico de Estudios Superiores de Occidente (ITESO) in Guadalajara, Mexico.

2009

Business English intensive School

Pacific Language Institute in Toronto, Canada.

2010

Deusto Business School

Year Abroad in Spain

Professional Information

2011

Centro de Competitividad Europea - Import & export

Exporting Mexican candy to Central America and Europe and importing goods from China and USA.

2011

Phoenix Rep (Broker) - Operations

Import/export from/to China, USA, EU.

2012

Geodis SCO - Exports

Exports to Latin America and Caribbean

2013

Zhuhai Polytoner - Business Development

Business development for Latin American and Spanish markets.

2015

Tv Products Pro – Marketing Director

Business development

Languages

-Spanish; Native

-German; Basic-Medium

-English; Excellent

-Chinese; Basic

Skills

Project Management

Team management

Client Servicing Skills

Presentation Skills

FRANCISCO SERNA MORENO– GENERAL MANAGER

Academic Information

2006

Wasson High School

High School Year Abroad in Colorado Springs, USA

2007- 2012

Bachelor in International Business

Universidad de las Américas Puebla, México

2010

Toulouse Business School

Year Abroad in France

Professional Information

2013

ODM Asia (Trading Company)

Prospecting into new markets in search of key clients, daily admin work, communicating with clients. Sourcing products from factories. Marketing research and locating suppliers Latin American countries. Creating marketing campaign proposals for clients.

2014

Zhuhai Pilot Technology Ltd (Power meter factory)

Business development, contacting customers and developing new markets in Latin America and Spain.

2014

Zhuhai iSmart Digital CO (IP Camera and NVR factory)

Developing relationships with existing customers and building relationships with new customers providing them a top level service and enhance the brand image of iSmart.

2015

Tv Products Pro (Trading Company)

General Manager

Languages

-Spanish; Native

-French; Medium

-English; Excellent

-Chinese; Basic

Skills

Project Management

Team Management

Negotiation Skills

Leadership Skills

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (October 24, 2014) through April 30, 2015. The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

		Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Name and Position	Year*	($)	($)	($)	($)	($)	($)	($)	($)

Roberto Arandia Gutierrez	2014	−	−	−	−	−	−	−	−
President, CEO, Secretary, Treasurer, Principle Accounting Officer, Sole Director	2015	−	−	−	−	−	−	−	−

Judith Alejandra Casillas Gonzalez	2014	−	−	−	−	−	−	−	−
Chief Financial Officer	2015	−	−	−	−	−	−	−	−

Francisco Serna	2014	−	−	−	−	−	−	−	−
General Manager	2015	−	−	−	−	−	−	−	−

* For period from Inception (October 24, 2014) through current, Mr. Roberto Arandia Gutierrez serves as President, CEO, Secretary, Treasurer Principle Accounting Officer, and Sole Director.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on October 24, 2014, TV Productos Pro Co., Ltd. has not compensated Mr. Arandia, the President, Secretary and Treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed. We do not have any employment agreements in place with our officers and directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Amount of	Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares	Beneficial Ownership(1)	Before Offering	After Offering(2)
Common	Roberto Arandia Gutierrez, President, CEO, and Director	1,000,000	100%	20%

All Officers and Directors as a Group		1,000,000	100%	20%

The address of each executive officer and director is c/o TV Productos Pro Co., Ltd.,

RM 1318-19 13/F Hollywood Plaza, 610 Nathan Rd, Mongkok, KLN Hong Kong

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(2)

Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by TV Productos Pro Co., Ltd. The aggregate amount of shares to be issued and outstanding after the offering is 5,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 1,000,000 shares have been issued to the existing stockholder, all of which are held by an officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Two Companies, Grupo and Tech Innovations, both sharing common ownership with the Company, advanced $9,160 to the Company in 2014 to help the Company pay for start-up and organization costs.  As of April 30, 2015, the Company owes $5,000 to Grupo and $4,160 to Tech Innovations.  These advances bear no interest and were both paid on June 30, 2015.

Roberto Arandia Gutierrez is our main officer and director. We are currently operating out of the premises of Mr. Arandia and he provides the Company office space on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement. Rent was $0 for all periods presented.

On October 25, 2014, the Company issued 1,000,000 shares of common stock at $0.0001 par value to Roberto Arandia Gutierrez, the Company’s founder, for an equity investment received in the amount of $21,000.

Match notes to financials

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The majority shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect. The Company is dependent upon the continued support of this member. Mr. Arandia, an office and director, has agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit. We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds. While management estimates $10,000 for such costs; there is no maximum amount of funds that Mr. Arandia has agreed to provide.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise. Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.

The Company does not have an employment contract with its key employee Mr. Roberto Arandia Gutierrez who is the President and an officer of the Company.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

TV PRODUCTOS PRO CO., LTD.

INDEX TO FINANCIAL STATEMENTS

For the Period from October 24, 2014 (Inception) to April 30, 2015

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

TV Productos Pro, Co., LTD

We have audited the accompanying balance sheet of TV Productos Pro Co., LTD (the “Company”) as of April 30, 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from October 24, 2014 (inception) through April 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TV Productos Pro Co., LTD as of April 30, 2015, and the results of its operations and its cash flows for the period from October 24, 2014 (inception) through April 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit and no revenue which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 14, 2015

TV PRODUCTOS PRO CO., LTD.

BALANCE SHEET

April 30, 2015

ASSETS

CURRENT ASSETS:
Cash	$20,600

TOTAL ASSETS	$20,600

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable to related parties	$9,160
Total current liabilities	9,160

STOCKHOLDERS' EQUITY:
Common stock: $1.60 par value; 1,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,600,000
Additional paid-in capital	(1,579,000)
Accumulated deficit	(9,560)
Total stockholders' equity	11,440

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,600

See accompanying notes to Financial Statements.

TV PRODUCTOS PRO CO., LTD.

STATEMENT OF OPERATIONS

October 24, 2014
(Inception) to
April 30, 2015

OPERATING EXPENSES:
General and administrative	$400
Professional fees	9,160
Total operating expenses	9,560

NET LOSS	$(9,560)

Net loss per common share – basic and diluted	$(0.01)

Weighted average of common shares outstanding – basic and diluted	1,000,000

See accompanying notes to Financial Statements.

TV PRODUCTOS PRO CO., LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common		Additional
	Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at October 24, 2014 - Inception	-	$-	$-	$-	$-

Issuance of common stock for cash	1,000,000	1,600,000	(1,579,000)	-	21,000

Net loss	-	-	-	(9,560)	(9,560)

Balance at April 30, 2015	1,000,000	$1,600,000	$(1,579,000)	$(9,560)	$11,440

See accompanying notes to Financial Statements.

TV PRODUCTOS PRO CO., LTD.

STATEMENT OF CASHFLOWS

October 24, 2014
(Inception) to
April 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,560)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in operating assets and liabilities	-
Net cash used in operating activities	(9,560)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related parties	9,160
Issuance of common stock for cash	21,000
Net cash provided by financing activities	30,160

NET INCREASE IN CASH	20,600
CASH AT BEGINNING OF THE PERIOD	-
CASH AT THE END OF THE PERIOD	$20,600

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to Financial Statements.

TV PRODUCTOS PRO CO., LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 24, 2014 (INCEPTION) TO APRIL 30, 2015

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

TV Productos Pro Co., Ltd., (the “Company”), an English and Welsh corporation, was formed on October 24, 2014.  The Company was formed to market and sell products “as seen on tv”. The Company is a global organization with experience in product development for the DRTV industry, OEM contract manufacturing and international trading of novelty and innovative products.  The company has experience in developing ideas into products with a focus on product concept, design, engineering, manufacturing and marketing.

The Company has no operating history other than organizational matters.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of TV Productos Pro Co., Ltd. (“the Company”) is presented to assist in understanding the Company’s financial statements.  The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements.  These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Net Loss Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.  Actual results could differ from those estimates.  The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

Recently Issued Accounting Pronouncements

In the period ended April 30, 2015, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The early adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $9,560 as of April 30, 2015.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management expects to seek potential business opportunities for merger or acquisition of existing companies.  Currently the Company has yet to locate any merger or acquisition candidates.  Management is not currently limiting their search for merger or acquisition candidates to any industry or locations.  Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE 4 – COMMON AND PREFERRED STOCK

TV Productos Pro Co., Ltd.’s authorized capital stock consists of 1,000,000 shares of common stock, with a par value of $1.60 per share.

On October 24, 2014, the Company issued 1,000,000 shares of common stock to the sole director of the company for cash proceeds of $21,000.

NOTE 5 – INCOME TAXES

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

April 30, 2015
Deferred tax asset attributable to:

Net operating loss carryover	$3,346
Valuation allowance	(3,346)
Net deferred tax assets	$-

NOTE 6 – RELATED PARTY TRANSACTIONS

Two Companies, Grupo and Tech Innovations, both sharing common ownership with the Company, advanced $9,160 to the Company in 2014 to help the Company pay for start-up and organization costs.  As of April 30, 2015, the Company owes $5,000 to Grupo and $4,160 to Tech Innovations.  These advances bear no interest and were both paid on June 30, 2015.

Roberto Arandia Gutierrez is our Chief Executive Officer and sole director. We are currently operating out of the premises of Mr. Arandia and he provides the Company office space on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement. Rent was $0 for all periods presented.

NOTE 7 – SUBSEQUENT EVENT

The Company has evaluated subsequent events from the balance sheet date through September 14, 2015 and determined there are no events to disclose.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by TV Productos Pro Co., Ltd. in connection with registering the sale of the common stock. TV Productos Pro Co., Ltd. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the minimum proceeds are raised.

Legal and Professional Fees	$5,000
Accounting Fees	$3,500
Edgar Fees	$800

Total:	$9,300

INDEMNIFICATION OF DIRECTORS AND OFFICERS

TV Productos Pro Co., Ltd.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. TV Productos Pro Co., Ltd. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. TV Productos Pro Co., Ltd. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, TV Productos Pro Co., Ltd.’s best interests. In a criminal action, he/he must not have had a reasonable cause to believe his conduct was unlawful.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On October 25, 2014 the Company issued 1,000,000 shares of common stock at $1.60 par value to Roberto Arandia Gutierrez, the Company’s founder, for an equity investment received in the amount of $21,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
5	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99	Additional Exhibits
99.1	Subscription Agreement
99.2	Escrow Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(v)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Mongkok, KLN Hong Kong on September 14, 2015.

TV Productos Pro Co., Ltd.

(Registrant)

By: /s/ Roberto Arandia Gutierrez

Roberto Arandia Gutierrez

President, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roberto Arandia Gutierrez	President, Secretary, Treasurer and Director, CEO, CAO	September 14, 2015
Roberto Arandia Gutierrez

II-4